Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  Consolidation Services, Inc.
  Houston, Texas

We have audited the accompanying statements of combined revenues and direct operating expenses of the oil and gas properties Consolidation Services, Inc. (the “Company”) purchased from Leland Energy, Inc. on April 1, 2010, located in Kentucky and Tennessee, for the years ended December 31, 2009 and 2008. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Consolidation Services, Inc.’s Form 8-K/A and are not intended to be a complete financial presentation of the oil and gas properties described above.

In our opinion, the statements referred to above present fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties Consolidation Services, Inc. purchased from Leland Energy, Inc. on April 1, 2010, located in Kentucky and Tennessee, for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
July 19, 2010

CONSOLIDATION SERVICES, INC.
STATEMENTS OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF
THE OIL AND GAS PROPERTIES PURCHASED FROM LELAND ENERGY, INC.

	Three months ended March 31,		Years ended December 31,
	2010	2009	2009	2008
	(Unaudited)		(Audited)
Revenues	$22,000	$15,300	$79,457	$80,005
Operating expenses	(8,430)	(5,534)	(28,704)	(12,001)

Excess of revenues
over direct operating expenses	$13,570	$9,766	$50,753	$68,004

The accompanying notes are an integral part of these statements.

CONSOLIDATION SERVICES, INC.
NOTES TO STATEMENTS OF COMBINED REVENUES
AND DIRECT OPERATING EXPENSES

NOTE 1 – THE PROPERTIES

On April 1, 2010, Consolidation Services, Inc. (“Consolidation” or the “Company”) purchased the right, title and interests in oil and gas wells located in Kentucky and Tennessee from Leland Energy, Inc. ("Leland"). The Company acquired interests in 52 oil wells and 19 gas wells located on approximately 1,500 leased acres in Kentucky and Tennessee and all equipment on the leases (the “Properties”) for 23,216,729 restricted shares of the Company’s common stock.  Consolidation did not assume any liabilities or obligations of the Properties. (See Note 5 – Acquisitions)

NOTE 2 – BASIS FOR PRESENTATION

The statements of combined revenue and direct operating expenses have been derived from Leland’s historical financial records and are prepared on the accrual basis of accounting. Revenues and operating expenses as set forth in the accompanying statements include revenues from oil and gas production, net of royalties, and associated operating expenses related to the net revenue interest and net working interest, respectively. These revenues and expenses in the Properties represent Consolidation's acquired interest.

During the periods presented, the Properties were not accounted for or operated as a separate division by Leland. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

These statements vary from an income statement in that they do not show certain expenses which were incurred in connection with the ownership of the Properties, such as general and administrative expenses and income taxes. These costs were not separately allocated to the Properties in the Leland historical financial records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the Properties been operated historically as a stand-alone entity. In addition, these allocations, if made using historical Leland general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties had they been assets of the Company due to the varying size, structure, and operations between the Company and Leland. This statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of future costs and those costs which would be incurred by the Company upon allocation of the purchase price. Accordingly, the accompanying statements and other information presented are not indicative of the financial condition or results of operations of the Properties going forward due to the changes in the business and the omission of various expenses typically incurred in ownership and management of the Properties.

For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Properties.

At the end of the economic life of the Properties, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No expenses for these costs are included in the accompanying statements.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue and Cost Recognition

Consolidation recognizes oil and natural gas revenue under the sales method of accounting for its interests in producing wells as oil and natural gas is produced and sold from those wells. Oil and natural gas sold is not significantly different from the Company's share of production. Costs associated with production are expensed in the period incurred.

Use of estimates

The preparation of the Statements of Combined Revenues and Direct Operating Expenses in conformity with accounting principles generally accepted in the United State States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Although these estimates are based on management’s best available knowledge of current and future events, actual results could be different from those estimates.

NOTE 4 – SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)

In December 2008, the Securities and Exchange Commission (“SEC”) announced revisions to its regulations on oil and natural gas reporting. In January 2010, the Financial Accounting Standards Board issued an accounting standards update which was intended to harmonize the accounting literature with the SEC’s new regulations. The revised regulations were applied in estimating and reporting our reserves as of December 31, 2009.

The estimates of proved oil and gas reserves utilized in the preparation of these statements were prepared by American Energy Advisors, Inc., independent petroleum engineers.

Future cash inflows for 2009 were computed by applying average price for the year to the year-end quantities of proved reserves. The 2009 average price for the year was calculated using the 12-month period prior to the ending date of the period covered by the report, determined as an un-weighted arithmetic average of the first-day-of-the-month price for each month within such period.  Future cash inflows for 2008 were computed by applying the year end spot price to the year-end quantities of proved reserves.  The difference in average versus year end pricing for 2009 versus 2008, respectively, is reflected as a component of change in prices in the table below.  Future development, abandonment and production costs were computed by estimating the expenditures to be incurred in developing and producing proved oil and natural gas reserves at the end of the year, based on year-end costs. Future income taxes were computed by applying statutory tax rates to the estimated net pre-tax cash flows, after consideration of tax basis and tax credits and carryforwards. All of the Company’s reserves are located in the United States. For information about the Company’s results of operations from oil and gas producing activities, see the statements of combined revenues and direct operating expenses.

There are numerous uncertainties inherent in estimating quantities of proved reserves, projecting future rates of production and projecting the timing of development expenditures, including many factors beyond our control.  The reserve data represents only estimates.  Reservoir engineering is a subjective process of estimating underground accumulations of natural gas and oil that cannot be measured in an exact manner.  The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretations and judgment.  All estimates of proved reserves are determined according to the rules prescribed by the SEC.  These rules indicate that the standard of “reasonable certainty” be applied to the proved reserve estimates.  This concept of reasonable certainty implies that as more technical data becomes available, a positive, or upward, revision is more likely than a negative, or downward, revision.  Estimates are subject to revision based upon a number of factors, including reservoir performance, prices, economic conditions and government restrictions.  In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of that estimate.  Reserve estimates are often different from the quantities of natural gas and oil that are ultimately recovered.  The meaningfulness of reserve estimates is highly dependent on the accuracy of the assumptions on which they were based.  In general, the volume of production from natural gas and oil properties we own declines as reserves are depleted.  Except to the extent we conduct successful development activities or acquire additional properties containing proved reserves, or both, our proved reserves will decline as reserves are produced.    There have been no major discoveries or other events, favorable or adverse, that may be considered to have caused a significant change in the estimated proved reserves since December 31, 2009.  The Company emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of the Company’s proved reserves are proved developed non-producing and proved undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

Estimated Quantities of Proved Oil and Gas Reserves

The following table sets forth proved oil and gas reserves together with the changes therein , proved developed reserves and proved undeveloped reserves for the years ended December 31, 2009 and 2008 (in thousands).  Units of oil are in thousands of barrels (MBbls) and units of gas are in millions of cubic feet (MMcf).  Gas is converted to barrels of oil equivalent (MBoe) using a ratio of six Mcf of gas per Bbl of oil.

	2009			2008
	Oil	Gas	MBOE	Oil	Gas	MBOE

Proved reserves:	95	1,964	423	195	2,221	565
Beginning of period
Revisions	28	(951)	(131)	(99)	(257)	(141)
Extensions and discoveries	-	-	-	-	-	-
Sales of minerals-in-place	-	-	-	-	-	-
Purchases of minerals-in-place	-	-	-	-	-	-
Production	(3)	-	(3)	(1)	-	(1)
End of period	120	1,013	289	95	1,964	423

Proved developed reserves:
Beginning of period	73	1,964	401	150	2,221	520
End of period	92	1,013	261	73	1,964	401

Proved undeveloped reserves:
Beginning of period	22	-	22	45	-	45
End of period	28	-	28	22	-	22

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of future production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of the Company’s proved oil and natural gas properties.

Future income tax expense was computed by applying statutory rates, less the effects of tax credits for each period presented, to the difference between pre-tax net cash flows relating to the Company’s proved reserves and the tax basis of proved properties, after consideration of available net operating loss and percentage depletion carryovers.

The following table sets forth the standardized measure of discounted future net cash flows (stated in thousands) relating to proved reserves for the years ended December 31, 2009 and 2008:

	2009	2008
	(in thousands)
Future cash inflows	$11,735	$14,335
Future costs:
Production	(6,850)	(8,412)
Development	-	-
Income taxes	-	-
Future net cash inflows	4,885	5,923
10% discount factor	(3,125)	(3,915)
Standardized measure of discounted net cash flows	$1,760	$2,008

Summary of Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following table sets forth the changes in the standardized measure of future net cash flows discounted at 10% per annum (stated in thousands):

	2009	2008
Beginning of period	$2,008	$3,165
Sales of oil and natural gas produced, net of production costs	(52)	(68)
Extensions and discoveries	-	-
Net change of prices and production costs	(209)	(739)
Change in future development costs	-	-
Previous estimated development costs incurred	-	-
Revisions of previous quantity estimates	(188)	(667)
Accretion of discount	201	317
Change in income taxes	-	-
Purchases of reserves in place	-	-

End of period	$1,760	$2,008

The estimated present value of future cash flows relating to proved reserves is extremely sensitive to prices used at any measurement period. The prices used for each commodity for the years ended December 31, 2009 and 2008, as adjusted, were as follows:

As of December 31,	Oil	Gas
2009 (average price)	$55.80	$3.10
2008 (end of year price)	$43.20	$6.01

NOTE 5 – ACQUISITIONS

On April 1, 2010, the Company entered into 12 substantially identical Asset Purchase Agreements (the “APAs”) with various funds (the “Funds”) and completed the purchase (the “Acquisition”) of interests in oil and gas wells located in Kentucky and Tennessee. The Company acquired interests in 52 oil wells and 19 gas wells located on approximately 1,500 leased acres in Kentucky and Tennessee. Under the APAs, the Company acquired all right, title and interest to the Funds’ oil and gas wells free and clear of all liabilities, liens and encumbrances. The purchase and sale date was April 1, 2010. As part of the acquisition, a change in control of the Company occurred. The change in control resulted from the Company’s issuance of an aggregate of 23,216,729 restricted common shares of stock to the owners of the assets acquired which equaled approximately 60% of the issued and outstanding shares of the Company at the acquisition date.

The purchase price paid for the Acquisition was 23,216,729 restricted shares of the Company’s common stock. The shares had a quoted market price of $1.03 per share on April 1, 2010 or an aggregate quoted market value of $23,913,231. The Company initially reported an aggregate purchase price of $15,555,208, or $0.67 per share on the basis of a 29.5% discount for restricted securities from the average trading price of $0.95 per share for 185,268 shares traded on the OTC Bulletin Board market in March 2010 in its Form 8-K filed on April 7, 2010. However, after receiving the third party reserve valuation and the equipment appraisal, the Company determined that the more relevant fair value to use for the purchase price was based on the third party reserve valuation and the third party equipment appraisal which totalled $7,421,910.

The following table summarizes the consideration paid by Consolidation and the preliminary purchase price allocation to the assets acquired on the acquisition date:

Purchase Price Allocation	April 1, 2010

Consideration:
Equity instruments (23,216,729 common shares of Consolidation Services, Inc.)	$7,421,910

Recognized amounts of identifiable assets acquired:
Support equipment	656,930
Oil &gas Properties:
Proved developed producing reserves	2,684,990
Proved non-producing reserves	2,220,280
Proved undeveloped reserves	737,730
Probable reserves	1,121,980
Total assets	$7,421,910

Fair value of total assets	$7,421,910